UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2021

WESTERN ALLIANCE BANCORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32550	88-0365922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One E. Washington Street, Phoenix, Arizona 85004

(Address of principal executive offices) (Zip Code)

(602) 389-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	WAL	New York Stock Exchange
6.25% Subordinated Debentures due 2056	WALA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.03 MATERIAL MODIFICATION OF RIGHTS TO SECURITY HOLDERS

On September 22, 2021, Western Alliance Bancorporation (the “Company”) issued and sold 12,000,000 depositary shares (“Depositary Shares”), each representing a 1/400th ownership interest in a share of the Company’s 4.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.0001 per share (the “Series A Preferred Stock”), with a liquidation preference of $25.00 per Depositary Share (equivalent to $10,000 per share of Series A Preferred Stock). The Depositary Shares are represented by depositary receipts (the “Depositary Receipts”). On September 22, 2021, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), with the Secretary of State of the State of Delaware, establishing the terms, preferences, privileges, designations, rights, qualifications, limitations, and restrictions thereof, of the Series A Preferred Stock. Holders of the Depositary Shares will be entitled to all proportional rights and preferences of the Series A Preferred Stock (including dividend, voting, redemption and liquidation rights).

The Depositary Shares were sold in a public offering under the Company’s Registration Statement on Form S-3 (File No. 333-256120) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission and pursuant to an underwriting agreement, dated as of September 15, 2021 (the “Underwriting Agreement”), with Morgan Stanley & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Piper Sandler & Co., as representatives for the underwriters named in Schedule I to the Underwriting Agreement.

Under the terms of the Series A Preferred Stock, the ability of the Company to pay dividends on, make distributions with respect to, or to repurchase, redeem or otherwise acquire its common stock or any other stock ranking on parity with or junior to the Series A Preferred Stock is subject to certain restrictions in the event that the Company does not declare and either pay or set aside a sum sufficient for payment of dividends on the Series A Preferred Stock for the immediately preceding dividend period.

This description of the terms of the Series A Preferred Stock is qualified in its entirety by reference to the Certificate of Amendment, which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with the issuance of the Depositary Shares, the Company entered into a Deposit Agreement, dated September 22, 2021 (the “Deposit Agreement”), by and among the Company, Computershare Inc. and Computershare Trust Company, N.A., and the holders from time to time of the Depositary Receipts described therein. The shares of Series A Preferred Stock represented by the Depositary Shares were deposited against the delivery of the Depositary Receipts pursuant to the Deposit Agreement. The foregoing description of the Deposit Agreement and the Depositary Receipts are qualified in their entirety by reference to the full texts of the Deposit Agreement and the form of Depositary Receipt, copies of which are filed as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

ITEM 5.03 MATERIAL MODIFICATION TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On September 22, 2021, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware, amending the Company’s Certificate of Incorporation by establishing the newly authorized Series A Preferred Stock of the Company consisting of 30,000 authorized shares. The Certificate of Amendment became effective, on September 22, 2021. The terms of the Series A Preferred Stock are more fully described in Item 3.03 of this Current Report on Form 8-K and the Certificate of Amendment, which is attached hereto as Exhibit 3.1, both of which are incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

On September 22, 2021, the Company completed the issuance and sale of 12,000,000 Depositary Shares pursuant to the Underwriting Agreement, and the Depositary Shares were issued pursuant to the Deposit Agreement. The legal opinion as to the legality of the Depositary Shares and the Series A Preferred Stock is included as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

3.1	Certificate of Amendment designating the 4.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, effective September 22, 2021

4.1	Deposit Agreement, dated September 22, 2021, by and among Western Alliance Bancorporation, Computershare Inc. and Computershare Trust Company, N.A., and the holders from time to time of Depositary Receipts described therein

4.2	Form of Depositary Receipt representing Depositary Shares (included as Exhibit A to Exhibit 4.1)

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP regarding the legality of the Depositary Shares and Series A Preferred Stock

23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION
(Registrant)

/s/ Dale Gibbons
Dale Gibbons
Vice Chairman and
Chief Financial Officer

Date: September 22, 2021